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                                                                 Exhibit 10.31

                              CONSULTING AGREEMENT

THIS AGREEMENT (this "Agreement") is entered into as of ______, 2001 by and between Endorex Corporation, a Delaware Corporation located at 28101 Ballard Drive, Suite F, Lake Forest, IL 60045, (the "Company"), Nicholas Stergiopoulos (the "Consultant"), an individual with an address at 1541 Brickell Avenue, Apartment 2706 Miami, Florida 33129 and Corporate Technology Development, Inc. ("CTD"). In consideration of the mutual covenants contained herein, the parties hereto agree as follows:

l.       SERVICES

1.1 Consultant shall provide consulting services to the Company in connection with the Company's ongoing product development and business development activities and shall report to the President of the Company or his designee.

1.2 During the term of this Agreement, Consultant shall provide such advisory and counseling services to the Company as the Company may from time to time request (the "Services") in writing. The Services shall consist exclusively of consultation on: a) oral beclomethasone ("OrBec(R)") b) oral solution azathioprine ("Oraprine(TM)"); c) opthlamic solution of metronidazole ("Metropt(TM)"); d) the Allergan BoTox(R) program; e) the drug delivery technology under option from the University Pharmaceuticals of Maryland ("UM Technology"); and e) activities related to the business, products or services offered by CTD and any of CTD's subsidiaries, prior to the date of this Agreement including but not limited to intellectual property, manufacturing, and regulatory/clinical issues.

1.3 Consultant shall make himself available to provide the Services on a full-time basis during the consulting period, for an average of 40 hours per week.

1.4 Consultant shall provide the Company with a Summary Report of his activities in connection with the services on the last day of each month.

1.5 During those time that the Consultant is not performing Services, he is at liberty to engage, either on his own or with other persons (including Steve H. Kanzer) or entities, in any pharmaceuticals-related and other business activities that do not otherwise conflict with the terms of this Agreement.

2.       TERM

         The term of this Agreement shall be six (6) months commencing ________, 2001. The term of this Agreement may be extended by the execution of the parties hereto of an amendment to this Agreement providing for such an extension.

3.       COMPENSATION

3.1. For the Services and the Consultant's other obligations hereunder, the Company shall pay or cause to be paid to Consultant during the term of this Agreement a fee of $8,166.66 per calendar month, payable in semi-monthly installments of

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         $4,083.33 each, prorated for any partial period at the beginning and end of the term of this Agreement.

3. 2. The Company shall reimburse Consultant for reasonable out-of-pocket expenses incurred on behalf of the Company in connection with the performance of the Services upon presentation of all receipts and consistent with Company's expense reimbursement policy. It is a condition to reimbursement of any individual expense in excess of $1000, including any individual expense incurred by the Consultant for travel on the Company's behalf, that Consultant obtain the Company's prior written approval for that expense. All travel shall be consistent with the Company's travel policy.

3.3 In the event that a licensing or asset sale is consummated between RxEyes and CibaVision or any affiliate of CibaVision for the licensing or asset sale of Metropt(TM) due to the Consultant's efforts and during the time period of the Consultant's agreement, the Company shall pay Consultant a one percent (1%) transaction fee of any monies directly received by the Company as a result of this transaction.

4.       INDEPENDENT CONTRACTOR

4.1 Consultant shall act in the capacity of an independent contractor with respect to the Company. Consultant shall not be, nor represent himself as being an agent of the Company, and Consultant shall not have, or represent himself as having the right or authority to enter into any agreement or to make any promise of any nature whatsoever, whether oral or written, on behalf of or in the name of the Company, without the Company's prior written consent.

4.2 Consultant shall accept directions issued by the President of the Company pertaining to the results to be achieved by Consultant, but shall be solely responsible for the manner and working hours in which he performs any Services.

4.3. As an independent contractor, Consultant shall not have the status of an employee of the Company. Consultant shall not be eligible to participate in any employee benefit group insurance or executive compensation plans or programs maintained by the Company, and the Company shall not provide social security, unemployment compensation, disability insurance, workers' compensation or similar coverage, or any other statutory benefit to Consultant.

6.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The parties hereto agree that the representations, warranties, covenants and agreements of the parties contained in Sections 4, 7, 8 and 9 of this Agreement shall survive the termination hereof.

7.       CONFIDENTIALITY AND INVENTIONS

7.1 Company and Consultant acknowledge that as a result of this consulting relationship, Consultant will be in possession of confidential customer


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         information, trade secrets, technical data and know-how relating to the products, research, development, processes, methods, equipment , research and manufacturing agreements with third parties, license and joint venture agreements with third partiesand intellectual property of the Company and its subsidiaries ("Proprietary Information"). Proprietary Information does not, however, include information that is or becomes generally available in the pharmaceuticals industry other than by breach of this Agreement by Consultant.

7.2 Consultant agrees that Consultant will not, during or after two years from the date of this Agreement, directly or indirectly, use or disclose to any person, firm or corporation, any Proprietary Information, without the prior written consent of Company.

         Consultant agrees that in the event of termination of this Agreement for any reason, Consultant will deliver to the Company all documents and data of any nature pertaining to Consultant's work with the Company and will not retain any documents or data of any description or any reproduction, in whole or in part, thereof containing or pertaining to any Proprietary Information.

7.3 Consultant agrees that any and all inventions, discoveries, improvements, processes, compounds, or formulae (collectively "Inventions"), whether or not patentable or registerable under patent, copyright, or similar statutes, that are made, conceived, discovered or acquired by Consultant pursuant to this Agreement, solely or jointly with others or otherwise or which result from services performed by Consultant hereunder or which result from use of premises owned, leased, or contracted for by the Company and its subsidiaries and which may be used or useful in or relate to the business of the Company and its subsidiaries, shall be the property of the Company. Consultant hereby assigns to the Company all of the Consultant's right, title and interest in and to any such Inventions, including without limitation all Inventions discovered or acquired by Consultant during and in connection with his employment with Corporate Technology Development, Inc. and/or any of its subsidiaries. Without limiting the foregoing, Consultant further acknowledges that all original works of authorship by Consultant, whether created alone or jointly with others, in performing the Services and which are protectable by copyright, are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S.C. ss. 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Company. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. ss. 101, as amended, such work is hereby assigned or transferred completely and exclusively to the Company. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Consultant hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. Consultant agrees to confirm any such waivers and consents from time to time as requested by the Company.


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         Consultant shall, as requested by the Company at any time and from time to time, whether prior to or after the expiration of the term of this Agreement, execute and deliver to the Company any instruments deemed necessary by the Company to effect disclosure and assignment of the Inventions to it or to persons designated by it and shall cooperate with the Company as may be reasonably required with regard to, and shall execute and deliver to the Company, any patent, copyright or trademark applications (United States or foreign) and renewals with respect thereto, including any other instruments deemed necessary by the Company for the prosecution of such patent, copyright or trademark application or the acquisition of letters patent. Consultant's obligation to assist the Company in obtaining and enforcing patents, copyrights or trademarks for such Inventions in any and all countries shall continue beyond the termination of this Agreement, but the Company shall compensate Consultant at a reasonable rate after such termination for time actually spent at the Company's request on such assistance. In the event the Company is unable, after reasonable effort, to secure the signature of Consultant on any document or documents needed to apply for or prosecute any patent, copyright or to other right or protection relating to an Invention, whether because of physical or mental incapacity or for any other reason whatsoever, Consultant hereby irrevocably designates and appoints the Company and its duly authorized agents as agent and attorney-in-fact, to act for and on behalf of Consultant to execute and file any such application or applications and to do all other lawfully permitted acts to further prosecution and issuance of patents, copyrights or other similar protection thereon with the same legal force and effect as if executed by Consultant.

8.       RESTRICTIVE COVENANTS

8.1 During the period in which Consultant provides the Services to the Company, and for a period of two (2) years after termination of this Agreement for any reason, Consultant will not anywhere in the world (i) engage in; (ii) have any interest in any person, firm, or corporation that engages in; or (iii) perform any services for any person, firm, or corporation that engages in the development of, research relating to, manufacture, processing, marketing, distribution, or sale of (a) orally delivered corticosteroids for the treatment of Graft Versus Host Disease, Crohns Disease, ulcerative colitis, or any other related gastrointestinal disorder(s), (b) orally delivered solutions of Azathioprine, or analogs thereof for the supression of the immune system or any part thereof, including the uses that as of the date hereof are approved by the U.S. Food and Drug Administration, (c) imidazole-like compounds or analogs thereof for the treatment of dry eye syndrome or blepharitis, (d) the Allergan BoTox(R) program, or (e) polymer based drug delivery technologies for the rapid dissolution into suspension of normal and controlled release drugs in tablet form, including the UM Technology.

8.2 Consultant will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Company while Consultant is providing the Services to the Company and for a period of two (2) years thereafter.


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8.3      Consultant represents that his experience and capabilities are such that the provisions of this Section 8 will not prevent him from earning a livelihood.

8.4 On condition that he otherwise complies with the terms of this Agreement, including without limitation the restrictive covenants contained within this Section 8, the Consultant may at any time contact and do business with any person or entity that the Consultant had dealings with in his capacity as an employee of CTD and while performing the Services.

9.       NO CONFLICT WITH OR BREACH OF OTHER AGREEMENTS

9.1 In order to induce the Company to enter into this Agreement, Consultant hereby represents, warrants and covenants that (a) Consultant is not party to any agreement, contract, arrangement or understanding that prohibits or purports to prohibit Consultant from entering into this Agreement and performing duties hereunder, (b) the execution, delivery and performance by Consultant of this Agreement will not constitute a breach of or default under any agreement, contract, arrangement or understanding to which Consultant is a party or which is or purports to be binding upon Consultant, (c) performance of all the terms of the Agreement does not, and will not breach any agreement or duty to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to employment by the Company, (d) Consultant will not during performance of the Services breach any obligation of confidentiality or duty owed current or former employers, and further agrees that all such obligations will continue to be fulfilled during such consulting relationship with the Company, and (e) Consultant has not brought and will not bring to the Company or use in performing the Services any materials or documents of a current or former employer that are not generally available to the public, unless written authorization from the current or former employer for their possession and use is obtained.

10.      MISCELLANEOUS

10.1 This Agreement shall be binding upon and for the benefit of the parties hereto and their respective heirs, executors, administrators, successors, devisees and assigns; provided, however, that Consultant may not assign rights or delegate duties under this Agreement without the prior written consent of the Company and that any attempt by Consultant to do so without such consent shall be void. Except as provided for in Section 1.6 (g) of the Merger Agreement, the parties hereto hereby agree and acknowledge that the Employment Agreement by and among Consultant and CTD, dated as June 28, 1998 (the "CTD Employment Agreement") is terminated as of the date hereof and Consultant hereby specifically waives the provisions and rights set forth in Section 3 of the CTD Employment Agreement, including but not limited to, any bonuses, milestone payments or carried interests in licenses, technologies or acquisitions by CTD or any subsidiaries of CTD. Consultant hereby resigns from any and all positions held by the Consultant within CTD or any subsidiaries of CTD and acknowledges and agrees that no obligations or amounts are owed to Consultant ( whether in cash, equity or otherwise) under the CTD Employment Agreement or pursuant to any other agreement, understanding or arrangement under which


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         CTD or any of its subsidiaries would be so obligated, unless such exception is expressly stated in this agreement.

10.2 This Agreement contains the entire understanding and agreement of the parties with respect to the relationship between the Company and Consultant (other than as a security holder of the Company), and it may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by the parties hereto.

10.3 This document may be executed in any number of counterparts, each of which shall be deemed to be an original and shall fully bind each party who has executed it, but all such counterparts together shall constitute one and the same agreement.

10.4 No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for the breach of this Agreement.

10.5 Should any provision of this Agreement be held invalid or illegal, such illegality shall not invalidate the whole of this Agreement, but rather, the Agreement shall be construed as if it did not contain the illegal part and the rights and obligations of the parties shall be construed and enforced accordingly.

10.6 This Agreement shall be construed and enforced pursuant to the laws of the State of Illinois, without giving effect to conflict of law principals.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           ENDOREX CORPORATION


                           By:
                               ------------------------
                           Michael S. Rosen
                           President and COO

                           CONSULTANT

                           ----------------------------
                           Nicholas Stergiopoulos

IN WITNESS WHEREOF, CTD has executed this Agreement for the purposes of Section
10.1 hereof as of the day and year first above written.

                           CORPORATE TECHNOLOGY DEVELOPMENT, INC.



                           By:
                               ------------------------
                                 Name:
                                 Title:


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